Exhibit 99.5

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. D57343-S28015 2. A proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal (the "KushCo Adjournment Proposal"). 1. A proposal to consider and vote upon the approval of the definitive agreement and plan of merger (the "Merger Agreement"), dated as of March 31, 2021, by and among Greenlane Holdings, Inc. ("Greenlane"), Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane ("Merger Sub 1"), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane ("Merger Sub 2"), and KushCo. Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane ("Initial Surviving Corporation") (such merger, "Merger 1"), and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane ("Merger 2," and, together with Merger 1, the "Mergers") (the "KushCo Merger Proposal"); and For Against Abstain ! ! ! KUSHCO HOLDINGS, INC. KUSHCO HOLDINGS, INC. 6261 KATELLA AVE., SUITE 250 CYPRESS, CA 90630 The Board of Directors recommends you vote FOR proposals 1 and 2. NOTE: Such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 25, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/KSHB2021SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 25, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Proxy Statement is available at www.proxyvote.com. D57344-S28015 KUSHCO HOLDINGS, INC. Special Meeting of Stockholders August 26, 2021, 12:00 PM (EASTERN TIME) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Nicholas Kovacevich and Stephen Christoffersen, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of KUSHCO HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 p.m., Eastern Time, on Thursday, August 26, 2021, virtually at www.virtualshareholdermeeting.com/KSHB2021SM. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side